Exhibit 99.1

Viridian Therapeutics Highlights Recent Progress and Reports Fourth Quarter and Full Year 2025 Financial Results

- PDUFA target action date of June 30, 2026 for veligrotug for thyroid eye disease (TED); U.S. commercial preparations on track to support anticipated launch -

- Marketing Authorization Application (MAA) for veligrotug for TED submitted to the European Medicines Agency (EMA) in January 2026 -

- Phase 3 topline data readout for subcutaneous elegrobart (VRDN-003) REVEAL-1 and REVEAL-2 studies on track for Q1 and Q2 2026 in active and chronic TED, respectively -

- Advanced VRDN-008 into phase 1 clinical trial in healthy volunteers; data on track for 2H 2026 -

- Strong balance sheet with cash, cash equivalents, and short-term investments of $875 million as of December 31, 2025 -

- Based on existing cash, potential near-term milestones from 2025 royalty agreement, and anticipated commercial revenues, if both veligrotug and elegrobart are approved, the company expects current business plans to be funded through profitability -

WALTHAM, Mass. – February 26, 2026 - Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biotechnology company focused on discovering, developing, and commercializing potentially best-in-class medicines for serious and rare diseases, today reported recent business highlights and financial results for the fourth quarter and full year ended December 31, 2025.

“We enter 2026 with the momentum of our continued execution,” said Steve Mahoney, President and Chief Executive Officer of Viridian. “With the veligrotug BLA filing under Priority Review and a PDUFA target date of June 30, 2026, we are well-prepared for our potential first commercial launch, a significant milestone for the company and for patients with TED. The submission of our MAA to the EMA supports the long-term, global opportunity for veligrotug. We are advancing toward reporting pivotal REVEAL-1 topline data for elegrobart next month, which we believe has the potential to be a best-in-class subcutaneous therapy for TED patients. Our goal is to establish veligrotug and elegrobart as foundational therapies for TED, while driving our pipeline forward to address additional indications and unmet needs.”

Recent Business Highlights

TED PORTFOLIO

•	Veligrotug: U.S. Biologics License Application (BLA) Priority Review ongoing; Prescription Drug User Fee Act (PDUFA) target action date of June 30, 2026

•

U.S. Food and Drug Administration (FDA) Priority Review of veligrotug BLA for TED is ongoing with a PDUFA target action date of June 30, 2026. Veligrotug received Breakthrough Therapy designation from the FDA in 2025.

•	Submitted an MAA to the EMA in January 2026, on schedule.

•

Positive pivotal results from THRIVE and THRIVE-2 underpin veligrotug’s clinical profile in active and chronic TED. Across active and chronic TED, following five infusions, veligrotug demonstrated rapid onset of treatment effect, clinically meaningful improvements in proptosis and diplopia, durable responses, and was generally well-tolerated.

•

Commercial preparations continue and are on track to support a planned mid-2026 U.S. commercial launch, if approved, including the build-out of field leadership, sales, market access, and patient services.

•	Medical affairs engagement continues to expand, educating key opinion leaders and healthcare professionals on veligrotug clinical data and profile.

•	Elegrobart (VRDN-003): REVEAL topline data release on track

•	REVEAL-1 topline data in active TED on track for Q1 2026 and REVEAL-2 topline data in chronic TED on track for Q2 2026.

•	Elegrobart is designed to be an infrequent, low-volume, self-administered at-home subcutaneous therapy using a commercially validated autoinjector with either every-4-week or every-8-week dosing.

•	TSHR program: Investigational New Drug (IND) submission anticipated in Q4 2026

•	Developing a potential best-in-class, half-life extended, monoclonal anti-TSHR antibody, designed for subcutaneous delivery in an autoinjector with the potential to support extended dosing intervals.

•	Viridian anticipates clinical potential for this program in TED and Graves’ disease and plans to submit an IND in Q4 2026.

FCRN INHIBITOR PORTFOLIO

•	VRDN-006: Phase 1 proof-of-concept IgG reduction; 2026 development plan update

•	In a phase 1 clinical trial in healthy volunteers, VRDN-006 showed IgG reductions consistent with the FcRn inhibitor class, spared albumin and LDL, and was generally well-tolerated.

•	Viridian anticipates communicating development plans in 2026.

•	VRDN-008: IND cleared and phase 1 clinical trial initiated

•	VRDN-008 IND cleared in January 2026.

•	Phase 1 clinical trial in healthy volunteers is now enrolling participants; data expected in 2H 2026.

Financial Results

•

Cash Position: Cash, cash equivalents, and marketable securities were $874.7 million as of December 31, 2025, compared with $717.6 million as of December 31, 2024. Together with anticipated milestone payments from the DRI royalty agreement and anticipated future commercial revenues from veligrotug and elegrobart, if approved, the company expects to fund its current business plans through profitability.

•

R&D Expenses: Research and development expenses for the year ended December 31, 2025 were $338.9 million, compared with $238.3 million for the year ended December 31, 2024. The increase in research and development expenses was driven by increased costs associated with ongoing clinical trials and manufacturing activities for our TED portfolio, additional investment in advancing our FcRn inhibitor portfolio and TSHR program, as well as increased personnel-related costs as a result of headcount increases.

•

SG&A Expenses: Selling, general and administrative expenses for the year ended December 31, 2025 were $95.3 million, compared with $61.1 million for the year ended December 31, 2024. The increase in selling, general and administrative expenses was driven by preparatory commercial activities for veligrotug, including increased personnel-related costs as a result of headcount increases.

•	Net Loss: Net loss for the year ended December 31, 2025 was $342.6 million, compared with $269.9 million for the same period in 2024.

•

Shares Outstanding: As of December 31, 2025, Viridian had 116,126,148 shares of common stock outstanding on an as-converted basis, which included 101,826,500 shares of common stock and an aggregate 14,299,648 shares of common stock issuable upon the conversion of 134,864 and 79,620 shares of Series A and Series B preferred stock, respectively.

Upcoming Investor Conferences

Viridian will participate in the following upcoming investor conferences. Live webcasts of the presentation can be accessed under “Events and Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. Replays of the webcasts will be available following each event.

•	TD Cowen 46th Annual Health Care Conference: Fireside chat on Wednesday, March 4, 2026, at 10:30 a.m. ET in Boston, MA

•	Leerink Partners Global Healthcare Conference: Fireside chat on Monday, March 9, 2026, at 8:00 a.m. ET in Miami, FL

About Viridian Therapeutics

Viridian is a biopharmaceutical company focused on discovering, developing, and commercializing potential best-in-class medicines for patients with serious and rare diseases. Viridian’s expertise in antibody discovery and protein engineering enables the development of differentiated therapeutic candidates for validated drug targets and disease-driving mechanisms in autoimmune and rare diseases.

Viridian is advancing multiple late-stage, anti-insulin-like growth factor-1 receptor (IGF-1R) candidates in the clinic for the treatment of patients with thyroid eye disease (TED). The company conducted a pivotal program for veligrotug, including two global phase 3 clinical trials (THRIVE and THRIVE-2), to evaluate its efficacy and safety in patients with active and chronic TED. Both THRIVE and THRIVE-2 reported positive topline data, meeting the primary and all secondary endpoints of each study. Viridian is also advancing elegrobart (VRDN-003) as a potential best-in-class subcutaneous therapy for the treatment of TED, including two ongoing global phase 3 pivotal clinical trials, REVEAL-1 and REVEAL-2, to evaluate the efficacy and safety of elegrobart in patients with active and chronic TED.

In addition to its IGF-1R inhibitor portfolio, Viridian is developing an anti–thyroid-stimulating hormone receptor (TSHR) program designed as a potential therapy for TED and Graves’ disease.

Viridian is also advancing a novel portfolio of neonatal Fc receptor (FcRn) inhibitors, including VRDN-006 and VRDN-008, which have the potential to be developed in multiple autoimmune diseases.

Viridian is based in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates veligrotug, elegrobart, VRDN-006, and VRDN-008, including the VRDN-008 phase 1 clinical trial; anticipated data results and timing of their disclosure, including elegrobart topline data from the REVEAL-1 and REVEAL-2 trials; Viridian’s expectations regarding the anticipated timing or likelihood of regulatory submissions and approvals, including the anticipated approval of the BLA and MAA for veligrotug; the impact of Breakthrough Therapy Designation, and the impact of Priority Review, including the potential commercial launch of veligrotug in mid-2026, if approved; the potential utility, efficacy, potency, safety, clinical benefits, clinical response, convenience, and number of indications of veligrotug, elegrobart, VRDN-006, and VRDN-008; veligrotug’s potential to be the IV treatment-of-choice for active and chronic TED; elegrobart’s potential to be the best-in-class subcutaneous therapy for the treatment of TED; Viridian’s product candidates potentially being best-in-class; Viridian’s expectations regarding the potential commercialization, market size, and market opportunities of veligrotug and elegrobart, if approved; Viridian’s ability to receive milestone payments pursuant to its agreement with the DRI agreement; and that Viridian’s cash, potential near-term milestones from the DRI royalty agreement and anticipated commercial revenues, if veligrotug and elegrobart are approved, will be sufficient to fund its business plans through profitability.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for our ongoing or future research, preclinical, and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions; expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs, including as a result of a prolonged government shutdown; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates, including as a result of disruptions at the FDA and other agencies caused by shutdowns, funding shortages, and policies pursued by the current U.S. administration; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; our financial position; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission (SEC), including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Viridian Therapeutics, Inc.

Condensed Consolidated Statements Of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
License revenue	$—	$—	$70,000	$—
Collaboration revenue - related parties	132	72	849	302

Total revenue	132	72	70,849	302
Operating expenses:
Research and development	89,208	71,960	338,929	238,254
Selling, general and administrative	33,673	15,584	95,315	61,083

Total operating expenses	122,881	87,544	434,244	299,337

Loss from operations	(122,749)	(87,472)	(363,395)	(299,035)
Total other income, net	2,394	7,747	20,794	29,086

Net loss	$(120,355)	$(79,725)	$(342,601)	$(269,949)

Net loss allocated to common stock	$(101,978)	$(64,648)	$(281,928)	$(208,560)

Net loss per share, basic and diluted, common stock	$(1.08)	$(0.81)	$(3.32)	$(3.07)

Weighted-average common shares outstanding, basic and diluted	94,377,257	80,052,123	84,803,355	67,885,831

Net loss allocated to Series A convertible preferred stock	$(9,716)	$(7,261)	$(29,892)	$(31,718)

Net loss per share, basic and diluted, Series A convertible preferred stock	$(72.04)	$(53.84)	$(221.65)	$(204.82)

Weighted-average Series A convertible preferred stock outstanding, basic and diluted	134,864	134,864	134,864	154,856

Net loss allocated to Series B convertible preferred stock	$(8,661)	$(7,816)	$(30,781)	$(29,671)

Net loss per share, basic and diluted, Series B convertible preferred stock	$(72.04)	$(53.84)	$(221.65)	$(204.82)

Weighted-average Series B convertible preferred stock outstanding, basic and diluted	120,226	145,160	138,875	144,862

Viridian Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$874,652	$717,584
Other assets	24,766	24,819

Total assets	$899,418	$742,403

Total liabilities	177,251	70,764
Total stockholders’ equity	722,167	671,639

Total liabilities and stockholders’ equity	$899,418	$742,403

Contacts

Investors

Greg Rossino

grossino@viridiantherapeutics.com

Media

Lisa Lopez

llopez@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.